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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          DECEMBER 29, 1999                         DECEMBER 14, 1999
          -----------------                         -----------------
           (DATE OF REPORT)                  (DATE OF EARLIEST EVENT REPORTED)


                                ASTRO-MED, INC.
          -----------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                 RHODE ISLAND
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                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

       0-13200                                            05-0318215
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(COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NUMBER)


600 EAST GREENWICH AVENUE, WEST WARWICK, RI                          02893
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  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         ZIP CODE

                                 (401) 828-4000
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                       N/A
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)


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ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS

         On December 14, 1999, Astro-Med, Inc. and its subsidiaries (Astro-Med) acquired the assets and business of Telefactor Corporation (Telefactor), a privately held corporation. The acquisition will be accounted for as an asset purchase and Telefactor will be included in Astro-Med's consolidated financial results from December 1, 1999, the effective date of the acquisition.

         The assets acquired by Astro-Med included cash, accounts receivables, inventories, prepaid assets, tangible personal property (consisting primarily of office equipment, furniture and fixtures, motor vehicles and manufacturing equipment) and intangible personal property. Astro-Med intends to use the acquired property and equipment as currently used in the acquired business. In connection with the acquisition Astro-Med leased the premises previously occupied by Telefactor under two year leases.

         Total cash consideration paid to Telefactor in connection with the asset purchase was approximately $3,043,000. The purchase price may be increased by up to an additional $3.0 million based upon incremental increases in the combined sales of Telefactor and Grass products through November 2005. The total cash consideration paid is net of certain liabilities of Telefactor in the amount of approximately $906,000, which were assumed by Astro-Med. Readily available cash on hand was used to fund the purchase price for Telefactor, which was determined by arms-length negotiation. Astro-Med develops, designs, manufactures and sells a broad range of specialty printers and instrumentation systems; Telefactor develops, designs, manufactures and sells a broad range of neurophysiologic instrumentation including epilepsy, EEG and sleep disorder monitoring as well as a complete neuro monitoring solution for critical care and surgery. Telefactor will provide an expansion of Astro-Med's existing clinical neurophysiologic product lines.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired

                  In accordance with Item 7(a)(4) of Form 8-K, the required financial statements will be filed, by amendment to this Form 8-K, on or before February 27, 2000.

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         (b)      See preceding response in 7(a)

         (c)      Exhibits

                  (2) Plan of acquisition, reorganization, arrangement,
                      liquidation or succession:

                          Asset Purchase Agreement dated December 14, 1999 by and among Astro-Med, Inc., Telefactor Corporation, and John B. Chatten.

                  (28) Consent of Arthur Andersen LLP
                          (To be filed with above financial statements on or before February 27, 2000)







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ASTRO-MED, INC.

                                    By: /s/ Joseph P. O'Connell
                                        -------------------------------------
                                        Joseph P. O'Connell
                                        Vice President and Treasurer,
                                        Chief Financial Officer

Date:  December 29, 1999